Investor Presentation

Second Quarter 2025
August 14, 2025

DIGIMARC

Safe Harbor Statement

This presentation includes "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which reflect management's current view regarding future events and performance.

Although we believe these statements are based on reasonable expectations and beliefs, they are subject to risks and uncertainties that are difficult to predict and, often, beyond our control. These risks include, but are not limited to, the risk factors set forth in Part I, Item 1A of our latest Annual Report on Form 10-K and the risks detailed in our other filings with the U.S. Securities and Exchange Commission.

We believe that these risk factors could affect our future performance and cause our actual results to differ materially from those expressed or implied by forward-looking statements made by us or on our behalf.

All forward-looking statements made by us or by persons acting on our behalf apply only as of the date of this presentation. We expressly disclaim any obligation to update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this presentation or a change in our views or expectations, or otherwise.

Q2 2025 Update

Digimarc made significant progress towards future reacceleration of ARR growth with its newly refocused organization

Business Highlights

- The first Digimarc-protected gift cards will appear on shelves next week; cards are from multiple different issuers, including some of the largest companies in the world. We will publicly share images of the initial gift cards shortly after launch.
- New ARR from a European packaging customer signing multi-year committed contract; ARR should be just under seven figures next year.
- Upsell ARR from three deals with existing Digimarc Validate customers, reflecting both increased contract value and the expansion of our solution to new geographies and new brands.
- Upsell ARR from Fortune 100 customer for digital authentication solution; expected to grow to near seven figures next year.
- Delivered next-gen audio digital watermark; secured new SourceAudio deal and created multiple new pipeline opportunities.
- Initial enhancement of packaging for Belgium recycle market has begun. Positioned for potential additional ARR in the future.
- Recognized in Gartner's Hype Cycle as a key vendor in the emerging TrustOps category, alongside Microsoft and Google.

Financial Highlights

- Reduced Q2 operating expenses by 22% and non-GAAP operating expenses[(1)] by 37%, largely reflecting the impact of cost savings from the Q1 reorganization; additional cost savings expected to be realized in 2H 2025 from non-headcount cost reductions.
- Reduced Q2 free cash flow[(1)] usage by 28% and non-GAAP loss[(1)] by 54%.
- Despite recent headwinds to ARR, ending ARR at 6/30/25 is in line with our original 2025 internal budget.
- We continue to believe it is likely that we will generate both positive non-GAAP net income and positive free cash flow in Q4 2025.

Three Core Focus Areas

Digimarc is focused on solving large, urgent problems that deliver immediate ROI

Retail Loss Prevention



Self-Checkout
OVERRIDE
Large Salad Bar - $12.99

Fight Fraud, Preserve Convenience, and Protect Associates at Self-Checkout



Digimarc Protected
Gift Card

Secure Your Gift Cards and Restore Consumer Trust

Product Authentication



Secure Authentication for Agents in the Field



Daily Supplement
Authentic

Covert Security and Powerful Protection for Consumers

Digital Authentication



DIGIMARC
Verify Media Assets with Content Credentials

Protect and Verify Digital Footprint



Track and Monetize Digital Assets

DIGIMARC

Retail Loss Prevention: Gift Cards

Digimarc's gift card solution is expected to have the greatest impact on near-term ARR

- Estimated 5+ billion gift cards are printed each year in the US alone.
- Digimarc's solution is more secure, less expensive, and – as the only digital solution – more extensible than existing solutions.
- First Digimarc-protected gift cards will reach store shelves next week, with multiple major brands representing some of the largest companies in the world participating.
- We project multiple additional very large retailers will have Digimarc-protected gift cards in store in the next 2 quarters.
- We are currently in business discussions with the first wave of gift card printers, and we are planning for negotiations with the second wave.
- The whole industry is watching as they need a solution to the rampant gift card fraud creating an existential threat to their business.
- Brands can adopt our solution on their own timelines limited only by retailer readiness, something our existing footprint in front of store scanners makes quickly scalable.
- Gift cards represent retailers' most profitable in-store square footage and all-in losses from fraud are multiples of the estimated $4 billion in annual consumer losses.
- Laggards in adopting (both brands and retailers) will likely bear an increasing percentage of an ever-increasing amount of fraud, driving the potential for a powerful demand-pull dynamic.

Gift Card Ecosystem

Digimarc predominantly sells its gift card solution to gift card manufacturers while leveraging our long-term relationships with numerous industry participants to catalyze adoption



Digimarc Customers
Ecosystem Enablers
Market Beneficiaries
Gift Card Manufacturers
Retailers
Program Managers
Brands
DIGIMARC
Card Manufacturing Equipment
Gift Card Networks
Gift Card Processors
Hardware Manufacturers
Label Providers

Product Authentication

Digimarc Validate ARR continues to grow, driven by customer upsells & new customer wins

- Brands face rampant counterfeiting and IP theft, with bad actors advancing their technology and processes to replicate packaging and security features with alarming accuracy, something made ever-easier with the advancement of AI.
- Decentralized supply chains and omnichannel sales make counterfeit detection more difficult, forcing brands to a reactive stance against emerging threats.
- Many security measures require trained inspectors and specialized tools, limiting accessibility, increasing costs and reducing scalability. Digimarc's secure and scalable, covert and connected solutions provide far superior results when compared to competing analog solutions such as tags, codes, inks, or labels.
- We signed a multi-year committed deal with a large European packaging company that should be just under seven figures of ARR starting in 2026. The deal allows our customer to resell Digimarc Validate and Digimarc Automate as well as roll out our deploy now/activate later offering across all their packaging produced, seeding the market for (among other things) potential future Digimarc Recycle deals.
- We also signed upsell deals with three existing Digimarc Validate customers, resulting in increased contract value and expansion of our solution to new geographies and brands.
- We are fortunate to have some of the largest and well-known companies in the world as valued customers and expect to benefit from further upsell and cross-sell revenue generation in the future.

Digital Authentication

We have exceeded our conservative 2025 assumptions in this area and look to accelerate our traction throughout 2026

- AI is creating a vacuum of trust and authenticity, especially acute in the digital world.
- Content Credentials (C2PA) has created awareness that our technology is capable of addressing this risk, which in turn is driving urgency to solve multiple additional problems (previously unsolvable as well as newly created).
- Our technology, our history, our credibility, our expertise and experience, and our first-to-market with – and co-leadership of – the digital watermarking component of the C2PA standard ensure we are well positioned in this burgeoning market.
- Digimarc recently delivered our next-generation audio digital watermark to address the rapidly rising challenges faced by rights holders, content creators, companies and governments from the explosion in digital and AI-generated content and capabilities.
- Digimarc recently announced a new partnership with SourceAudio to embed audio watermarks into production music for TV and commercials in order to monitor over 150 national channels and 100 local stations for royalty rights.
- We have multiple deals in our pipeline as a result of the new audio digital watermark offering, including technical testing with an AI company looking to comply with EU regulation as well as automate internal authentication.
- We are in discussions with an important industry group that is searching for solutions to an unmet need arising from emergence of AI.
- In Q2, we grew our relationship with a Fortune 100 customer, signing a low-six figure deal that we believe could grow to close to seven figures in year two and beyond. This customer has also offered to be a reference account to other prospects.

Future Identification Opportunity Areas

Digimarc remains well-positioned to execute against large market opportunities when the markets are ripe

Digimarc Recycle



Initial enhancement of packaging for Belgium market has commenced; positioned for additional ARR in the future.

Digimarc Retail Experience



Continue to support Netto Marken Discount's use of our technology at their front of store.

Digimarc Automate



Continue to support partners capable of pursuing opportunities without the need for our direct involvement.

Digimarc Engage


1st Scan
Drive Registration/ Loyalty & Rewards
2nd Scan
Drive Subscription
3rd Scan
Drive Upsell

Have marquee customers, including two of the largest global CPGs, as the industry approaches Digital Link Sunrise 2027.

Financial Update

ARR Comparison: Q2 2025 vs Q2 2024

Q2 2025 Ending ARR[2] was $15.9M vs $23.9M in Q2 2024

- ARR was negatively impacted by churn of the $5.8M retailer contract in 2024 and $3.5M DRS contract in 2025.
- ARR as of 6/30/25 is in line with our original 2025 internal budget.
- Looking forward, we expect ARR to be negatively impacted by the renegotiation of the $3.1M retailer contract in 2H 2025, which will most likely result in a reduction of up to $3 million in annual revenue.
- Despite this headwind, we expect ARR to trough in Q3 or Q4 2025, and to re-accelerate thereafter into 2026, largely from increasing penetration of our gift card solution.

($'s in thousands)	YoY Activity
Ending ARR at 6/30/24[2]	$23,923
Retailer contract expiration	($5,804)
DRS contract termination	($3,500)
Other net activity[3]	$1,262
Ending ARR at 6/30/25[2]	$15,881

Q2 2025 Financial Summary

Q2 2025 non-GAAP loss[(1)] was ($2.3M), an improvement of $2.7M or 54% from Q2 2024

- The large reduction in operating expenses primarily reflects lower compensation costs due to the reorganization in Q1 2025; annualized cash cost savings from the reorganization are expected to be ~$16.5M.
- Looking forward, we still expect a further reduction in our run-rate of non-headcount expenses as not all the benefits from our ongoing streamlining efforts were fully realized by Q2 2025; annualized cash cost savings from these efforts are expected to be ~$5.5M.
- We continue to believe it is likely we will generate positive non-GAAP net income in Q4 2025.

($'s in thousands, except per share amounts)	Q2 2025	Q2 2024	YoY % Change
Subscription Revenue	$4,624	$6,380	(28%)
Service Revenue	$3,386	$3,999	(15%)
Subscription gross profit margin[(4)]	85%	89%	-4 points
Service gross profit margin[(4)]	59%	58%	+1 point
Operating expenses[(5)]	($13,133)	($16,845)	(22%)
Net loss	($8,220)	($9,270)	(11%)
Net loss per share – diluted	($0.38)	($0.43)	(12%)
Non-GAAP operating expenses[(1)]	($8,859)	($14,009)	(37%)
Non-GAAP net loss[(1)]	($2,269)	($4,937)	(54%)
Non-GAAP net loss per share – diluted[(1)]	($0.11)	($0.23)	(52%)

Free Cash Flow Comparison: Q2 2025 vs Q2 2024

Q2 2025 free cash flow[1] was ($5.0M), an improvement of $1.9M or 28% from Q2 2024

- Excluding $0.9M of one-time severance payments and $0.3M of one-time legal costs[5], free cash flow[1] would have been ($3.8M), an improvement of $3.2M or 45% from Q2 2024.
- The decline in free cash flow usage was largely attributable to lower cash compensation costs partially offset by the timing of customer receipts.
- We ended the quarter with $16.1M of cash and short-term investments and no debt.
- Internally we use non-GAAP loss as a proxy for free cash flow as it excludes the timing impact of customer receipts and vendor payments to provide a more normalized view of free cash flow.
- Looking forward, we expect to deliver positive free cash flow in Q4 2025, driven by increased revenue growth and realizing the full impact of the cash savings from our Q1 reorganization and ongoing streamlining efforts.
- We expect to rebuild our cash balance via operating cash flow throughout 2026.

($'s in thousands)	Q2 2025	Q2 2024	YoY % Change
Free cash flow[1]	($5,006)	($6,946)	(28%)
Adjusted free cash flow above[1]	($3,786)	($6,946)	(45%)
Non-GAAP net loss[1]	($2,269)	($4,937)	(54%)

DIGIMARC

Free Cash Flow Bridge: Q2 2025 vs Q2 2024

Q2 2025 free cash flow[1] was ($5.0M), down $1.9M or 28% from Q2 2024. Adjusted free cash flow[1] was ($3.8M) and continues to improve.



$'s in Millions
Increase
Decrease
Total
$0.0
($1.0)
($2.0)
($3.0)
($4.0)
($5.0)
($6.0)
($7.0)
($8.0)
($9.0)
($10.0)
Primarily related to headcount reductions
Net $3.2M FCF benefit
Q2 2024 FCF
Revenue
COGS
Non-GAAP Opex
Legal (One-time)
Severance (One-time)
Other
Q2 2025 FCF
Addback: One-time Items
Q2 2025 Adjusted FCF

DIGIMARC

Concluding Remarks

We are realizing significant benefits from our decision to focus on our core authentication use cases as we build the trust layer for the modern world

- Digimarc is capitalizing on the convergence of key trends driving increased demand for our solutions.
- We are advancing the gift card opportunity by aligning key industry partners to ensure successful initial roll outs and generate revenue in 2H 2025 and beyond.
- Digimarc's weight-based shrink solution delivers triple digit ROI and expands the distribution of our detection software at retail front of store.
- Digimarc Validate continues to drive both new logos as well as upsell and cross sell business.
- We anticipate securing the next phase of the contract with a Fortune 100 customer for our digital authentication solution to combat unauthorized leaks of digital content and believe this represents an attractive market opportunity with a widely-respected reference customer.
- Next-generation audio digital watermarking should unlock new opportunities in the digital authentication space.
- We continue to be well-positioned to address very large problems outside of our current focus areas when the markets are ripe.
- We have streamlined the business in an effort to achieve positive free cash flow in Q4 2025 and will seek to expand cash flow generation via operating cash flow as ARR begins to reaccelerate.

Q&A

Footnotes

(1) This presentation contains non-GAAP financial measures including Non-GAAP operating expenses, Non-GAAP net loss, Non-GAAP net loss per share (diluted) and Free Cash Flow. These financial measures are important measures of our operating performance because they allow management, investors and analysts to evaluate and assess our core operating results from period-to-period after removing non-cash and non-recurring activities that affect comparability. Our management uses these non-GAAP financial measures, amongst others, in evaluating our financial and operational decision making and as a means to evaluate period-to-period comparisons.

Digimarc believes that providing non-GAAP financial measures, together with the reconciliation within our SEC filings to GAAP financial measures, helps management and investors make comparisons between us and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding GAAP measures provided by each company under applicable SEC rules. These non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of its consolidated historical operating results, investors should examine Digimarc's non-GAAP financial measures in conjunction with its historical GAAP financial information, and investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to, GAAP financial measures. Non-GAAP financial measures may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future results.

(2) Ending Annual Recurring Revenue (ARR) is a company performance metric calculated as the aggregation of annualized subscription fees from all our commercial contracts as of the measurement date.

(3) Other net activity refers to additions to ARR, reflecting new and upsell activity, offset by deletions from ARR, reflecting contract terminations and downsells. As previously stated, we expected higher customer churn as we tightened our go-to-market focus, and in areas outside of that focus, we would be strategically price-aggressive.

(4) Subscription and Service gross profit margins exclude amortization expense on acquired intangible assets from the EVRYTHNG acquisition.

(5) We incurred one-time legal costs of $0.6M in Q2 2025 largely related to an external shareholder matter of which $0.3M was paid in Q2 2025.